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                                                                   EXHIBIT 10.28

                    First Amendment to Tax Sharing Agreement

        First Amendment dated __________, 1999, to the Tax Sharing Agreement (the "Tax Sharing Agreement"), dated February 17, 1998, by and among Western Wireless Corporation, a Washington Corporation, Western PCS Corporation (presently named VoiceStream Wireless Corporation), a Washington Corporation, and Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation.

        WHEREAS, the parties to the Tax Sharing Agreement desire to make certain amendments thereto in light of the proposed spin-off by Western Wireless Corporation of all of its stock in VoiceStream Wireless Corporation; and

        WHEREAS, VoiceStream Wireless Corporation was reincorporated in Washington prior to the date hereof.

        NOW, THEREFORE, the parties agree that the Tax Sharing Agreement is amended as follows:

        1. All references in the Tax Sharing Agreement to Western PCS Corporation or Western PCS shall be deemed to be references to VoiceStream Wireless Corporation ("VoiceStream"), a Washington Corporation, and all references in the Tax Sharing Agreement to the Western PCS Group shall be deemed to be references to the VoiceStream Group, which shall consist of VoiceStream and its direct and indirect subsidiaries.

        2. Section 1.02 of the Tax Sharing Agreement shall be amended so that the obligations of WWC thereunder shall be subject to Sections 1.05, 1.08, 1.14, 1.19, and 1.20. Accordingly, Section 1.02 of the Tax Sharing Agreement shall be amended to read as follows:


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                1.02 Payment of taxes by WWC. Subject to Sections 1.05, 1.08,
                1.14, 1.19, and 1.20 and any rights of offset that WWC may have under this Agreement, WWC shall pay, or cause to be paid, all income taxes, interest, and penalties due with respect to income earned or recognized by the VoiceStream Group.

        3. Section 1.14 of the Tax Sharing Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                1.14 Indemnification of the VoiceStream Group. Except as otherwise provided in Section 1.20, WWC and each member of the WWC Affiliated Group (other than members of the VoiceStream Group) shall indemnify and hold each of the VoiceStream Group members harmless from and against all federal, state, local, foreign and other taxes and penalties and interest related thereto due from or payable by WWC or any member of the WWC Affiliated Group, other than taxes, penalties and interest (a) allocable to members of the VoiceStream Group pursuant to Sections 1.01 through 1.10 of the Agreement, (b) of members of the VoiceStream Group that are not otherwise subject to the provisions of this Agreement, (c) arising as a result of the failure of any member of the VoiceStream Group to comply in all material respects with each written representation and written statement made concerning it in the ruling request filed with the Internal Revenue Service by Western Wireless



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                Corporation on September 28, 1998, including all accompanying exhibits and materials and the letters filed with the Internal Revenue Service by Western Wireless Corporation in connection therewith on November 24, 1998, January 14, 1999, and March 3, 1999 (collectively, the "Ruling Request"), (d) arising as a result of VoiceStream voluntarily ceasing within two years after the Spin-off, as defined in the Ruling Request, to actively conduct the VoiceStream Active Business, as defined in the Ruling Request, or (e) that are provided for in Section 1.19(b). For purposes of clause (c) of the prior sentence, the inaccuracy as of the time of the Spin-off of any written representation or written statement in the Ruling Request shall not constitute a failure of any member of the VoiceStream Group to comply with such representation or statement.

                        If, upon receipt by WWC of a notice of indemnification
                claim by VoiceStream from VoiceStream or Investor hereunder (other than a claim related to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code or otherwise), WWC disputes such claim, WWC shall notify VoiceStream and Investor of its disagreement and the basis therefor within 30 days of receipt of the notice of claim. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. Any indemnification payment required under this Section 1.14 (other than a payment related to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code or otherwise) shall be paid within 30 days after the



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                indemnifying party receives notice of such required payment from the indemnified party or, if disputed, within 30 days after the resolution of such dispute as provided in the preceding sentence. The indemnifying party shall also pay the reasonable attorney's fees and other costs incurred by the indemnified party with respect to the payment of such taxes and other amounts and the pursuit of the indemnification claim.

        4. Section 1.15 of the Tax Sharing Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                1.15 Indemnification of WWC Affiliated Group. Except as otherwise provided in Section 1.20, VoiceStream and each member of the VoiceStream Group shall indemnify and hold each of the WWC Affiliated Group members (other than the members of the VoiceStream Group) harmless from and against all federal, state, local, foreign and other taxes and penalties and interest related thereto due from or payable by any member of the VoiceStream Group and, in the case of taxes specified in Section 1.14(c), (d), or (e) of this Agreement, due from or payable by any member of the WWC Affiliated Group (other than members of the VoiceStream Group), other than taxes, penalties and interest
                (a) allocable to members of the WWC Affiliated Group (other than the members of the VoiceStream Group) pursuant to Sections 1.01 through 1.10 of the Agreement, (b) of members of the WWC Affiliated Group (other than members of the VoiceStream Group) that are not otherwise subject to the provisions of this Agreement, (c) arising as a result of the failure of any member of the WWC Affiliated Group (other than the members of the VoiceStream Group) to comply in all material respects with each written



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                representation and written statement made concerning it in the
                Ruling Request, (d) arising as a result of WWC voluntarily ceasing within two years after the Spin-off to actively conduct the WWC Active Business, as defined in the Ruling Request, or
                (e) that are provided for in Section 1.19(a).

                        If, upon receipt by VoiceStream and Investor of a notice
                of indemnification claim by WWC hereunder (other than a claim relating to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code or otherwise), VoiceStream or Investor disputes such claim, VoiceStream or Investor shall notify WWC of its disagreement and the basis therefor within 30 days of receipt of the notice of claim. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. Any indemnification payment required under this Section 1.15 (other than a payment related to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code or otherwise) shall be paid within 30 days after the indemnifying party receives notice of such required payment from the indemnified party or, if disputed, within 30 days of the resolution of such dispute as provided in the preceding sentence. The indemnifying party shall also pay reasonable attorney's fees and other costs incurred by the indemnified party with



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                respect to the payment of such taxes and other amounts and the pursuit of the indemnification claim.

        5. A new Section 1.19 is added to the Tax Sharing Agreement as follows: 1.19 Code Section 355(e) Taxes. (a) Except as otherwise provided in Section 1.20, WWC and each member of the WWC Affiliated Group (other than members of the VoiceStream Group) shall indemnify and hold harmless each of the VoiceStream Group members from and against all taxes, and penalties and interest related thereto, arising in connection with the Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law) as a result of any acquisition of a 50-percent or greater interest, within the meaning of Section 355(e) of the Code, of WWC or any of its successors.

                (b) Except as otherwise provided in Section 1.20, VoiceStream and each member of the VoiceStream Group shall indemnify and hold harmless each of the WWC Affiliated Group members (other than the members of the VoiceStream Group) from and against all taxes, and penalties and interest related thereto, arising in connection with the Spin-off pursuant to the application of
                Section 355(e) of the Code (and any similar provision of state or local law) as a result of any acquisition of a 50-percent or greater interest, within the meaning of Section 355(e) of the Code, of VoiceStream or any of its successors.



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                (c) For purposes of Section 1.19 (b), the amount of any tax arising in connection with the Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law) shall be deemed to include the present value of any net operating losses of WWC utilized by WWC to offset gain arising in connection with the Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law). The present value of such WWC net operating losses shall be determined by mutual agreement among WWC and VoiceStream based on (i) the maximum federal income tax rate for corporations applicable for the year during which the Spin-off becomes effective, (ii) reasonable projections for the WWC Affiliated Group with regard to the anticipated timing of the utilization by it of such losses, and
                (iii) a commercially reasonable discount rate. If there is a dispute among WWC and VoiceStream with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.

        6. A new Section 1.20 is added to the Agreement as follows:

                1.20 Shared Responsibility for Certain Taxes Arising in Connection with the Spin-off. (a) VoiceStream and each member of the VoiceStream Group shall indemnify and hold harmless each of the WWC Affiliated Group members (other than members of the VoiceStream Group) from and against 50 percent of all taxes, and 50 percent of all penalties and interest related thereto, arising in connection with the Spin-off if (1) there have



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                been acquisitions of a 50-percent or greater interest, within the meaning of Section 355(e) of the Code, of both WWC or any of its successors and VoiceStream or any of its successors, and each such acquisition, standing alone, would give rise to a tax in connection with the Spin-off pursuant to the application of
                Section 355(e) of the Code, or (2) both (x) a member of the WWC Affiliated Group (other than the members of the VoiceStream Group) has failed to comply in all material respects with each written representation made concerning it in the Ruling Request or WWC has voluntarily ceased within two years after the Spin-off to actively conduct the WWC Active Business, as defined in the Ruling Request, and as a result a tax would arise in connection with the Spin-off pursuant to the application of
                Section 355 of the Code, and (y) a member of the VoiceStream Group has failed to comply in all material respects with each written representation made concerning it in the Ruling Request or VoiceStream has voluntarily ceased within two years after the Spin-off to actively conduct the VoiceStream Active Business, as defined in the Ruling Request, and as a result a tax would arise in connection with the Spin-off pursuant to the application of
                Section 355 of the Code. WWC and each member of the WWC Affiliated Group shall indemnify and hold harmless each member of the VoiceStream Group from the remaining taxes, and penalties and interest related thereto, arising in connection with the Spin-off in the circumstances set forth in clauses (1) and (2) of the prior sentence.



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                (b) For purposes of Section 1.20(a), the amount of any tax arising in connection with the Spin-off pursuant to the application of Section 355 (including Section 355(e)) of the Code (and any similar provision of state or local law) shall be deemed to include the present value of any net operating losses of WWC utilized by WWC to offset gain arising in connection with Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law). The present value of such WWC net operating losses shall be determined by mutual agreement among WWC and VoiceStream based on (i) the maximum federal income tax rate for corporations applicable for the year during which the Spin-off becomes effective, (ii) reasonable projections for the WWC Affiliated Group with regard to the anticipated timing of the utilization by it of such losses, and (iii) a commercially reasonable discount rate. If there is a dispute among WWC and VoiceStream with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.

        7.      A new Section 1.21 is added to the Agreement as follows:

                1.21 Proceedings and Payment Related to Code Section 355 Taxes.
                (a) Notwithstanding Section 1.10 of this Agreement, WWC and its duly appointed representatives shall have the right on behalf of all members of the VoiceStream Group to supervise or otherwise coordinate any tax



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                examination process and to negotiate, resolve, settle, and contest any asserted tax deficiencies or assert and prosecute any claim for tax refund related to any tax arising as a result of the Spin-off and for which WWC has sole indemnification responsibility under this Agreement. WWC shall consult with VoiceStream in connection with such matters as relate to the VoiceStream Group, shall give VoiceStream a reasonable opportunity to participate therein (provided that WWC shall retain ultimate control of such matters), and shall promptly provide to VoiceStream all information relating to such matters received by WWC or its representatives, including providing copies of all notices, assessments, or similar documents within 10 business days of receipt.

                (b) Notwithstanding Section 1.10 of this Agreement, VoiceStream and its duly appointed representatives shall have the right on behalf of all members of the WWC Affiliated Group to supervise or otherwise coordinate that portion of any tax examination process and to negotiate, resolve, settle, and contest that portion of any asserted tax deficiencies or assert and prosecute that portion of any claim for tax refund related to any tax arising as a result of the Spin-off and for which VoiceStream has sole indemnification responsibility under this Agreement. VoiceStream shall consult with WWC in connection with such matters, shall give WWC a reasonable opportunity to participate therein (provided that VoiceStream shall retain ultimate control of such matters), and shall promptly provide to WWC all information relating to such matters received by VoiceStream or



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                its representatives, including providing copies of all notices, assessments, or similar documents within 5 business days of receipt. WWC shall promptly notify VoiceStream in writing upon receipt by WWC of notice of any pending or threatened federal, state, or local tax audits or assessments for which VoiceStream has sole indemnification responsibility under this Agreement, provided that failure to comply with this provision shall not affect WWC's right to indemnification hereunder.

                (c) Notwithstanding Section 1.10 of this Agreement, WWC and VoiceStream shall mutually agree how to supervise or otherwise coordinate that portion of any tax examination process, and how to negotiate, resolve, settle, and contest that portion of any asserted tax deficiency, or how to prosecute that portion of any claim for tax refund, related to any tax for which there is shared responsibility under Section 1.20.

                (d) Any indemnification payment under this Agreement related to the taxability of the Spin-off under Section 355 of the Code or
                Section 311(b) of the Code shall be made at least 3 business days before the relevant tax becomes due (taking into account any extensions of the due date for payment). Notice of any payment to be made pursuant to the preceding sentence shall be given by the indemnified party to the indemnifying party at least 10 business days before the relevant tax becomes due.

        8. A new section 1.22 is added to the Tax Sharing Agreement as follows:



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                1.22 Employee Stock Options. WWC and VoiceStream agree that following the Spin-off, (a) WWC shall claim a deduction under section 162 of the Code with respect to the exercise of all employee stock options to acquire the stock of WWC, and (b) VoiceStream shall claim a deduction under section 162 of the Code with respect to the exercise of all employee stock options to acquire the stock of VoiceStream. The party claiming the deduction as set forth in the prior sentence is referred to as the "Employer" and the other party is referred to as the "non-Employer." In the event that the non-Employer claims a deduction under the Code (for whatever reason) with respect to the exercise of an employee stock option to acquire stock of the Employer, such non-Employer shall compensate the Employer in an amount equal to the present value of the Employer's deduction claimed pursuant to this section 1.22. The present value of the Employer's deduction shall be determined by mutual agreement among WWC and VoiceStream based on (i) the maximum federal income tax rate for corporations applicable for the year during which the deduction was claimed by the Employer, (ii) reasonable projections for the Employer's affiliated group with regard to the anticipated timing of the utilization by it of such deduction, and (iii) a commercially reasonable discount rate. If there is a dispute among WWC and VoiceStream with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.



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        9.      Section 2.01 of the Tax Sharing Agreement is amended to read as follows: 2.01 Limitation to Consolidated Return Years. Except as provided in Section 1.22, the obligations of the parties hereunder shall relate solely to taxes, net operating losses and tax attributes arising during taxable years for which the VoiceStream Group members file a consolidated federal income Tax Return with WWC, except that if, in a taxable year in which the VoiceStream Group no longer files a consolidated federal income Tax Return with WWC, the VoiceStream Group generates a net operating loss or other tax attribute which it carries back to a year in which the VoiceStream Group did file a consolidated federal income Tax Return with WWC, WWC shall promptly apply for a refund upon notice of such carryback to WWC and, upon receipt of such refund, shall promptly pay to VoiceStream the amount of the refund. VoiceStream shall pay and indemnify WWC for all out-of-pocket expenses including outside accountant's fees, attorney's fees and reasonable overhead allocation incurred by WWC in making such refund claim and WWC shall be entitled to offset any such expenses against the amount of any refund received.

        10. Except as expressly stated herein, the Tax Sharing Agreement is ratified and confirmed in all respects.

        IN WITNESS WHEREOF, this First Amendment has been signed on behalf of each of the parties on the day set forth.



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                                            WESTERN WIRELESS CORPORATION

                                            By: /s/ Alan R. Bender
                                               ---------------------------------
                                               Title: Senior Vice President

                                            VOICESTREAM WIRELESS CORPORATION

                                            By: /s/ John W. Stanton
                                               ---------------------------------
                                               Title: Chief Executive Officer



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                                            HUTCHISON TELECOMMUNICATIONS
                                            PCS (USA) LIMITED

                                            By: /s/ Ting Chan
                                               ---------------------------------
                                               Title: Director




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